Exhibit 99.1

eGain Reports SaaS Revenue Growth of 29% Year over Year

and an Operating Cash Flow Margin of 30% in Q1 2021

Sunnyvale, CA (November 10, 2020) – eGain (NASDAQ: EGAN), a leading provider of omnichannel customer engagement solutions, today announced financial results for its fiscal 2021 first quarter ended September 30, 2020.

“We are excited about our SaaS logo growth this quarter,” said Ashu Roy, eGain’s CEO. “In an uncertain economy, enterprises are automating engagement to support contactless commerce and remote work models. With our digital-first platform, unique offers and expanding sales coverage, we look forward to growing our market share.”

Fiscal 2021 First Quarter Financial Highlights

●	SaaS revenue was $16 million, up 29% year over year.
●	SaaS and professional services revenue was $17.3 million, up 23% year over year and comprised 91% of total revenue.
●	Total revenue was $19.1 million, up 11% year over year.
●	GAAP net income was $2.0 million, or $0.07 per basic share and $0.06 per diluted share, compared to GAAP net income of $1.2 million, or $0.04 per basic and diluted share, in the year ago quarter.
●	Non-GAAP net income was $2.5 million, or $0.08 per basic and diluted share, compared to non-GAAP net income of $1.7 million, or $0.06 per basic share and $0.05 per diluted share, in the year ago quarter.
●	Cash provided by operations was $5.7 million, compared to cash provided by operations of $2.7 million in the year ago quarter.

Fiscal 2021 Second Quarter Financial Guidance

For the second quarter of fiscal 2021 ending December 31, 2020, eGain expects:

●	SaaS revenue of between $15.2 million to $15.6 million, which would represent growth between 8% and 11% year over year;
●	SaaS and professional services revenue of between $16.6 million and $17.1 million, which would represent growth of between 5% and 8% year over year;
●	Total revenue of $18.1 million to $18.7 million, which would represent growth between 0% and 3% year over year;
●	GAAP net loss of $1.0 million to breakeven, or $(0.03) to $0.00 per basic share; and
●	Non-GAAP net loss of $0.5 million to net income of $0.5 million, or $(0.02) per basic share to $0.02 per diluted share.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as supplemental information relating to our operating results. Such non-GAAP financial measures are adjusted for stock-based compensation expense and amortization of acquired intangible assets. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Information

eGain will discuss its fiscal 2021 first quarter results today via teleconference at 2:00 p.m., Pacific Time. To access the live call, dial 800-353-6461 (US and Canada) or +1 334-323-0501 (international) and give the participant passcode 8589013. A live and archived webcast of the call will also be accessible on the “Investor relations” section of the Company’s website at www.egain.com. In addition, a phone replay will be available approximately two hours following the end of the call and will remain available for one week.

About eGain

eGain customer engagement solutions deliver digital transformation for leading brands – powered by virtual assistance, AI, knowledge, and analytics. Our comprehensive suite of applications helps clients deliver memorable, digital-first customer experiences in an omnichannel world. To find out more about eGain, visit http://www.egain.com.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and include our beliefs regarding demand for our products and services, including, without limitation: our beliefs regarding solid business pipeline and our market opportunity; and our expectations with respect to revenue growth and GAAP and non-GAAP net income for the second quarter of fiscal year 2021. The achievement or success of the matters covered by such forward-looking statements, including future financial guidance, involves risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the second quarter of fiscal year 2021. The risks and uncertainties referred to above include, but are not limited to: risks associated with current economic uncertainties tied to the COVID-19 pandemic, including but not limited to its effect on customer demand for the Company’s products and services and the impact of potential delays in customer payments; risks associated with the transition to a work-from-home environment; risks associated with new product releases and new services and products features; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; risks that our lengthy sales cycles may negatively affect our operating results; currency risks; our ability to capitalize on customer engagement; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; current general economic and market conditions associated with the COVID-19 pandemic and otherwise, which may adversely affect our industry; general political or destabilizing events, including war, conflict or acts of terrorism; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in eGain’s public filings, including eGain’s annual report on Form 10-K filed on September 11, 2020 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corp. in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Investor Relations

Todd Kehrli or Jim Byers

Phone: 323-468-2300

Email: egan@mkr-group.com

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	June 30,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$53,099	$46,609
Restricted cash	7	6
Accounts receivable, net	15,478	22,708
Costs capitalized to obtain revenue contracts, net	1,070	1,066
Prepaid expenses	2,018	2,514
Other current assets	801	617
Total current assets	72,473	73,520
Property and equipment, net	710	713
Operating lease right-of-use assets	2,592	2,962
Costs capitalized to obtain revenue contracts, net of current portion	2,199	2,380
Intangible assets, net	—	26
Goodwill	13,186	13,186
Other assets	1,057	918
Total assets	$92,217	$93,705

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,116	$2,429
Accrued compensation	7,261	7,916
Accrued liabilities	4,007	3,423
Operating lease liabilities	1,698	1,753
Deferred revenue	34,016	36,644
Total current liabilities	48,098	52,165
Deferred revenue, net of current portion	4,565	4,826
Operating lease liabilities, net of current portion	1,045	1,385
Other long-term liabilities	723	688
Total liabilities	54,431	59,064
Commitments and contingencies
Stockholders' equity:
Common stock	31	31
Additional paid-in capital	375,357	374,399
Notes receivable from stockholders	(91)	(90)
Accumulated other comprehensive loss	(1,487)	(1,631)
Accumulated deficit	(336,024)	(338,068)
Total stockholders' equity	37,786	34,641
Total liabilities and stockholders' equity	$92,217	$93,705

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2020	2019
Revenue:
Subscription	$17,747	$15,572
Professional services	1,316	1,618
Total revenue	19,063	17,190
Cost of revenue:
Cost of subscription	3,222	3,750
Cost of professional services	1,409	1,565
Total cost of revenue	4,631	5,315
Gross profit	14,432	11,875
Operating expenses:
Research and development	4,505	3,998
Sales and marketing	5,631	4,738
General and administrative	1,944	2,044
Total operating expenses	12,080	10,780
Income from operations	2,352	1,095
Interest income, net	3	147
Other income (expense), net	(163)	164
Income before income tax provision	2,192	1,406
Income tax provision	(148)	(189)
Net income	$2,044	$1,217
Per share information:
Earnings per share:
Basic	$0.07	$0.04
Diluted	$0.06	$0.04
Weighted-average shares used in computation:
Basic	30,853	30,507
Diluted	32,508	31,883

Stock-based compensation included in above costs and expenses:
Cost of revenue	$74	$33
Research and development	158	176
Sales and marketing	133	148
General and administrative	105	94
	$470	$451

Amortization of intangible assets included in above costs and expenses:
Cost of revenue	$26	$67
Research and development	—	—
	$26	$67

eGain Corporation

GAAP to Non-GAAP Reconciliation Table

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2020	2019
Income from operations	$2,352	$1,095
Add:
Stock-based compensation	470	451
Amortization of intangibles assets	26	67
Non-GAAP income from operations	$2,848	$1,613

Net income	$2,044	$1,217
Add:
Stock-based compensation	470	451
Amortization of intangibles assets	26	67
Non-GAAP net income	$2,540	$1,735
Per share information:
Non-GAAP earnings per share:
Basic	$0.08	$0.06
Diluted	$0.08	$0.05
Weighted-average shares used in computation:
Basic	30,853	30,507
Diluted	32,508	31,883

eGain Corporation

Other GAAP to Non-GAAP Supplemental Financial Information

(in thousands)

(unaudited)

	Three Months Ended September 30,		Growth Rates	Constant Currency Growth Rates [1]
	2020	2019
Revenue:
SaaS revenue	$15,970	$12,418	29%	27%
Legacy revenue	1,777	3,154	(44%)	(44%)
GAAP subscription	17,747	15,572	14%	12%
GAAP professional services	1,316	1,618	(19%)	(20%)
Total GAAP revenue	$19,063	$17,190	11%	9%

SaaS and professional services revenue:
SaaS revenue	$15,970	$12,418	29%	27%
Professional Services	1,316	1,618	(19%)	(20%)
Total SaaS and professional services revenue	$17,286	$14,036	23%	21%

Cost of Revenue:
GAAP subscription	$3,222	$3,750
Add back:
Amortization of intangible assets	(26)	(67)
Non-GAAP subscription	$3,196	$3,683

GAAP professional services	$1,409	$1,565
Add back:
Stock-based compensation	(74)	(33)
Non-GAAP professional services	$1,335	$1,532

GAAP total cost of revenue	$4,631	$5,315
Add back:
Stock-based compensation	(74)	(33)
Amortization of intangible assets	(26)	(67)
Non-GAAP total cost of revenue	$4,531	$5,215	(13%)	(13%)

Gross Profit:
Non-GAAP subscription	$14,551	$11,889
Non-GAAP professional services	(19)	86
Non-GAAP gross profit	$14,532	$11,975	21%	19%

Operating expenses:
GAAP research and development	$4,505	$3,998
Add back:
Stock-based compensation expense	(158)	(176)
Amortization of acquired intangible assets	-	-
Non-GAAP research and development	$4,347	$3,822	14%	14%

GAAP sales and marketing	$5,631	$4,738
Add back:
Stock-based compensation expense	(133)	(148)
Amortization of acquired intangible assets	—	-
Non-GAAP sales and marketing	$5,498	$4,590	20%	19%

GAAP general and administrative	$1,944	$2,044
Add back:
Stock-based compensation expense	(105)	(94)
Amortization of acquired intangible assets	—	—
Non-GAAP general and administrative	$1,839	$1,950	(6%)	(6%)

GAAP operating expenses	$12,080	$10,780
Add back:
Stock-based compensation expense	(396)	(418)
Amortization of acquired intangible assets	—	—
Non-GAAP operating expenses	$11,684	$10,362	13%	12%

[1] Constant currency growth rates presented are derived from converting the current period results for entities reporting in currencies other than U.S. Dollars into U.S. Dollars at the exchange rates in effect during the prior period presented rather than the actual exchange rates in effect during the current period.